UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_________

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: October 1, 2004

UNIVERSAL ELECTRONICS INC.

(Exact name of Registrant as specified in its charter) Commission File Number: 0-21044

Delaware	0-21044	33-0204817
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

6101 Gateway Drive
Cypress, California 90630
(Address of principal executive offices, with Zip Code)
(714) 820-1000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

SIGNATURES
INDEX TO EXHIBITS
Exhibit 99.1 Press Release

Item 1.01	Entry into a Material Definitive Agreement

On October 1, 2004, Universal Electronics Inc. (“Universal”) entered into an agreement with certain stockholders of SimpleDevices, Inc., a Delaware corporation (“SDI”), to acquire substantially all the outstanding shares of SDI’s capital stock for a purchase price of approximately $12.5 million, plus a possible performance-based payment of up to 65,842 shares of Universal unregistered common stock, tied to achieving certain future financial objectives. The press release issued by Universal announcing the purchase is included with this report as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits

	Exhibit 99.1	Press release dated October 4, 2004 announcing the acquisition of substantially all the outstanding shares of the capital stock of SimpleDevices, Inc. for a purchase price of approximately $12.5 million, plus a possible performance-based payment of up to 65,842 shares of Universal unregistered common stock, tied to achieving certain future financial objectives.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Universal Electronics Inc.

Date: October 4, 2004	By:	/s/ Bernard J. Pitz

Bernard J. Pitz
Senior Vice President and Chief
Financial Officer (Principal
Financial Officer)

INDEX TO EXHIBITS

Exhibit
Number	Description
99.1	Press release dated October 4, 2004 announcing the acquisition of substantially all the outstanding shares of the capital stock of SimpleDevices, Inc. for a purchase price of approximately $12.5 million, plus a possible performance-based payment of up to 65,842 shares of Universal unregistered common stock, tied to achieving certain future financial objectives.